z INVESTOR PRESENTATION Data as of March 31, 2021 - Unless otherwise noted.

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. In addition, management’s 2021 Outlook contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Deep Executive Bench With Continuity; Compelling Markets and Opportunities 3 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. (2) Includes years of service in public accounting as a financial services industry specialist. Name Position Years at Fulton Years in Financial Services Prior Experience Phil Wenger Chairman/CEO 42 42 Various roles since joining in 1979 Curt Myers President/COO 31 31 Various roles since joining in 1990 Mark McCollom (1) Chief Financial Officer 3 34 PwC, Banking and Investment Banking; Joined Fulton in November 2017 Meg Mueller Head of Commercial Banking 25 35 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 19 36 Various roles since joining in 2002 Angie Sargent Chief Information Officer 29 29 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 27 39 Various roles since joining in 1994  Valuable Franchise in Attractive Markets  Relationship Banking Strategy Focused on the Customer Experience  Granular, Well-Diversified Loan Portfolio  Fee Income Generating Products and Business Lines  Attractive Low-Cost Core Deposit Profile  Prudent Expense Management with Opportunities to Further Improve  Continued Progress in Digital Transformation  Strong and Diverse Liquidity Position  Solid Asset Quality and Reserves  Strong Capital Position

A Valuable Franchise, Well Positioned with Strong Liquidity, Solid Capital and Disciplined Credit Culture

- $25.9 billion in assets, ~200 financial centers, 3,200 team members operating in a customer dense Mid-Atlantic Market[1]
- Diversified loan portfolio in size, geography, type, industry and customer profile
    - *Over 15,000 businesses have called on Fulton for $2.7 billion of Paycheck Protection Program ("PPP") loans*
- Opportunity to meaningfully grow our market share[2]
    - *~16.4% deposit market share across the 15 counties where we have a Top 5 deposit market share; Represents 57% of our total deposits*
    - *~0.7% deposit market share across the 32 counties where we <u>do</u> <u>not</u> have a Top 5 deposit market share; Represents 43% of our total deposits*
- Market capitalization of ~ $2.8 billion[3], solid dividend yield and a track record of growing dividends
- Steady increase in shareholder value with a 5-year Cumulative Average Growth Rate in tangible book value per share of 5.6%[4]



Lycoming
Columbia
Montour
Centre
Union
Snyder
Northumberland
Schuylkill
Northampton
Lehigh
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Dauphin
Lebanon
Berks
Bucks
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
York
Burlington
Ocean
Camden
Gloucester
Salem
Washington
Cecil
New Castle
Frederick
Baltimore
Baltimore City
Howard
Atlantic
Cumberland
Montgomery
Anne Arundel
Prince Georges
Sussex
Fairfax
Albemarle
Henrico

(1) As of March 31, 2021.; Average full-time equivalent employees at March 31, 2021. (2) Data as of June 30, 2020 per S&P Global Market Intelligence ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO and removes online only bank deposits. (3) Shares outstanding and closing price as of March 31, 2021 (4) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

4

FULTON FINANCIAL CORPORATION

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation Market Rank	Fulton Financial Corporation Total Active Branches 2020	Fulton Financial Corporation Total Deposits 2020 ($000)	Fulton Financial Corporation Total Deposit Market Share 2020	Market Total Active Branches 2020	Market Total Deposits 2020 ($000)	Market Median Household Income Current ($)	Projected Household Income Growth	Projected Market Population Growth
Lancaster, PA	1	23	4,021,550	28.52%	174	14,102,995	72,498	12.81%	1.72%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15	55	3,933,138	0.97%	1,594	403,935,067	75,304	9.40%	0.95%
Allentown-Bethlehem-Easton, PA-NJ	4	20	1,770,982	8.79%	227	20,149,702	70,959	9.11%	1.14%
New York-Newark-Jersey City, NY-NJ-PA	103	24	1,600,007	0.05%	4,983	3,308,796,968	86,466	11.67%	0.18%
Baltimore-Columbia-Towson, MD	11	17	1,320,474	1.40%	652	94,439,541	87,338	9.81%	1.43%
York-Hanover, PA	3	11	1,173,150	12.98%	115	9,037,888	71,345	11.31%	1.29%
Harrisburg-Carlisle, PA	6	9	1,066,947	5.81%	168	18,357,850	69,945	8.66%	1.97%
Lebanon, PA	1	8	931,437	35.62%	37	2,615,168	66,546	9.86%	2.27%
Reading, PA	6	9	880,538	4.85%	109	18,139,375	69,121	10.04%	1.03%
Hagerstown-Martinsburg, MD-WV	2	8	569,122	12.20%	77	4,663,025	64,941	8.53%	2.81%
Top 10 Fulton Financial Corporation MSAs (1)		***184***	***17,267,345***	***0.44%***	***8,136***	***3,894,237,579***	***73,446***	***10.17%***	***0.59%***
Total Franchise		***223***	***19,978,600***	***0.43%***	***10,881***	***4,672,584,791***	***67,778***	***8.24%***	***1.27%***
Nationwide							***67,761***	***9.01%***	***2.91%***

__Note:__ Data as of June 30, 2020 per S&P Global Market Intelligence.

(1) Median HH Income, 2021 – 2026 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

5

FULTON FINANCIAL CORPORATION

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share – Top 20

Total Deposit Rank 2020	Regulatory Industry	Parent Company Name	Total Active Branches 2020	Total Deposits 2020 ($000)	Total Deposit Market Share 2020 (%)
1	Bank	PNC Financial Services Group Inc.	36	13,920,766	21.26
2	Bank	Bank of America Corp.	18	13,790,671	21.06
3	Bank	Wells Fargo & Co.	38	13,003,250	19.86
4	Bank	Citizens Financial Group Inc.	44	7,676,134	11.72
5	Bank	Toronto-Dominion Bank	21	4,079,901	6.23
6	Bank	Banco Santander SA	20	3,837,095	5.86
7	Thrift	WSFS Financial Corp.	13	1,279,440	1.95
8	Bank	M&T Bank Corp.	6	1,268,193	1.94
9	Savings Bank	Firstrust Savings Bank	5	1,135,483	1.73
10	Bank	Truist Financial Corp.	9	1,047,524	1.60
11	Bank	Republic First Bancorp Inc.	7	883,448	1.35
12	Bank	Prudential Bancorp Inc.	8	669,973	1.02
13	Bank	Univest Financial Corp.	7	566,768	0.87
14	Bank	HSBC Holdings PLC	1	401,718	0.61
15	Bank	JPMorgan Chase & Co.	12	276,126	0.42
16	Bank	Bryn Mawr Bank Corp.	5	249,113	0.38
17	Bank	Asian Financial Corp.	2	192,046	0.29
18	Savings Bank	United Savings Bank	3	182,205	0.28
19	Bank	S&T Bancorp, Inc.	2	173,351	0.26
20	Bank	Hyperion Bank	1	142,402	0.22
		All Others	29	706,903	1.08
		Total - Philadelphia County	***287***	***65,482,510***	***100.00***

Commentary

- Philadelphia is a natural extension of our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center targeted to open in 4Q21 and 1 financial center targeted to open in 1Q22
- Philadelphia Market:
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- The Philadelphia-Camden-Wilmington MSA is a large economic region with GDP of over $440bn, and is the 8th largest metropolitan area in the U.S(1)
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 LPO in 2019; 1 financial center in 2020
  - 2 financial centers targeted to open in second half of 2021

Note: Deposit data as of June 30, 2020 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches).

(1) 2018 advance statistics; source: U.S. Bureau of Economic Analysis.

6

FULTON FINANCIAL CORPORATION

Strategic Initiatives Support Our Relationship Banking Strategy

Purpose — We Change Lives for the Better

Strategic Filter

- SIMPLIFY ON THE INSIDE
- DIFFERENTIATE ON THE OUTSIDE
- EXECUTE WITH EXCELLENCE

GROWTH STRATEGIES

- Investing in talent for growth in targeted markets and businesses.
- Investing in digital capabilities to enable Fulton to incrementally acquire new relationships and cross-sell existing clients and leverage customer intelligence capabilities.
- Differentiating Fulton in serving all segments of communities through execution and expansion of Fulton Forward®.
- Implementing new branch formats/designs.



Our Culture - Fulton Experience
Consumer
Customer & Community
Commercial
Fulton Forward®

OPERATIONAL EXCELLENCE

- Advancing business line structure and charter consolidation.
- Focus on consistency and effectiveness across all operations areas through enterprise process design, improvement and automation (workflow, RPA, AI).
- Developing an enterprise technology strategy including defining the future state platform and execution roadmap.

EFFECTIVE RISK MANAGEMENT AND COMPLIANCE

- Sustaining risk management, compliance and systems to ensure stakeholder expectations are met.
- Implementing technology enhancements to limit manual controls and enable on-going monitoring.

Outcomes

- GROWTH
- OPERATIONAL EXCELLENCE
- RISK & COMPLIANCE

TALENT STRATEGY & TECHNOLOGY STRATEGY

7

FULTON FINANCIAL CORPORATION

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities 8 Purchase  Streamlines commercial underwriting process to condense timeline from application to close  Integrates with CRM platform to streamline processes and keep customers more informed  Best-in-class online platform for customers to track, manage, and grow their business  Integrates easily with other platforms such as QuickBooks® New Website 2019 Commercial Loan Origination System 2017 Commercial Online Banking Platform  Cloud-based loan origination system with a network of integrated partners  Provides an enhanced customer experience with the right blend of human interaction and mobile technology 2020 Mortgage Loan Origination System

Optimizing Our Financial Center Network 9 Optimizing our financial center network has:  Moved us towards multiple financial center types vs. a one-size-fits-all model  Given us greater ability to re-invest in people & digital transactions  Oriented the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales  Created greater focus on customer experience in the financial centers  Consolidated 65 financial centers and upgraded 56 financial centers to the new format since 2014 Note: Closed financial center information is net of new openings as of January 9, 2021.

Granular, Well-Diversified Loan Portfolio 10 $6.2 $6.3 $6.5 $6.9 $7.1 $4.2 $4.3 $4.5 $5.5 $5.7 $1.6 $1.5 $1.4 $1.3 $1.2 $1.8 $2.1 $2.4 $2.9 $3.2 $0.9 $1.0 $0.9 $1.0 $1.1 $0.5 $0.6 $0.7 $0.7 $0.7 4.07% 4.38% 4.55% 3.63% 3.53% 3.00% 3.50% 4.00% 4.50% 5.00% $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2017 2018 2019 2020 YTD 3/2021 Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) $16.4 A v e ra g e L o a n P o rt fo li o B a la n ce s T o ta l Lo a n P o rtfo lio Y ie ld (1) $15.2 $15.8 $18.3 $19.0 ($ IN BILLIONS) Note: Loan portfolio composition is based on average balances for the years ended December 31, 2017 to 2020 and the three months ended March 31, 2021 (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% and 35% federal tax rate and statutory interest expense disallowances in the 2018 through 2020 periods and the 2017 period, respectively .  Average Loans YTD 2021 are up 3.8% compared to the average for 2020 and up 15.8% compared to 2019 average loans  Excluding PPP loans, average loans in 2021 are up 1.7% compared to 2020 average loans  Since 2Q 2020, following reductions in the federal funds target rate, loan yields have declined modestly, partially offset by declines in deposit costs

Attractive Core Deposit Profile 11  Accelerated growth in core deposits  Excess liquidity provides the ability to manage deposit costs lower  Cost of deposits at historically low levels, with the possibility of remaining lower for longer $2.7 $2.7 $2.9 $2.5 $2.2 $4.4 $4.3 $4.2 $5.7 $6.7 $3.8 $4.0 $4.4 $5.3 $5.8$3.0 $3.1 $3.6 $3.9 $4.2 $1.4 $1.5 $1.5 $1.7 $1.9 $- $0.1 $0.2 $ 0.37% 0.55% 0.79% 0.36% 0.18% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% $(3.0) $2.0 $7.0 $12.0 $17.0 $22.0 2017 2018 2019 2020 YTD 3/2021 Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) $16.8 A v e ra g e D e p o si t B a la n ce s D e p o sit C o sts (1) $15.3 $15.7 $19.4 $21.1 ($ IN BILLIONS) Note: Deposit composition is based on average balances for the years ended December 31, 2017 to 2020 and three months ended March 31, 2021. Average brokered deposits were $49 million for 2017, $122 million for 2018, $245 million for 2019, $311 million for 2020 and $324 million for YTD 3/2021. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits.

12 Solid Asset Quality And Reserves Commentary Non-Performing Loans (NPLs) & Allowance/Loans ($ IN MILLIONS) N o n -P e rf o rm in g L o a n s $134.8 $139.7 $141.2 $141.2 $152.4 1.17% 1.12% 0.97% 1.47% 1.40% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 2017 2018 2019 2020 YTD 3/2021 NPLs Al lowance/ Loans  Growth in allowance for credit losses in 2020 reflects impact of COVID-19 and adoption of CECL(1)  Selected industries with heightened risk due to COVID-19 extensively and continuously reviewed  P&I deferrals and loans in forbearance continue to decline  We are mindful of where we are in the economic cycle, including considerations for COVID-19, and are continuing to assess and analyze the loan portfolio for signs of weakness or stress (1) Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.

Prudent Expense Management With Opportunities To Realize Efficiencies 13 ~ $730 million ~ $610 million  Low rate environment and continued buildout of our compliance, risk and technology infrastructures were the primary drivers of an elevated efficiency ratio in 2015  Positive operating leverage trend from 2016 through 2021, with a generally improving efficiency ratio o Consolidated 65 financial centers, net of new openings, since 2014(1) o YTD 2021 includes the impact of the previously announced cost saving initiatives focused on financial center optimization, efficient delivery systems, reallocation of management responsibilities, and streamlining of functions. The costs associated with these initiatives were recognized primarily in 2020.  Our efficiency ratio (FTE) was 65.7%(2) in 2020. Excluding $16.2 million of expenses related to cost saving initiatives, it was 63.8%.  YTD 2021 our efficiency ratio was 63.0%(2)  The increase in non-interest expense to average assets YTD 2021 attributable to higher benefits costs, seasonal occupancy costs and higher compensation accruals compared to the prior year 58.0% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y YTD 3/2021 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y YTD 3/2021 Commentary Efficiency Ratio (FTE) Non-Interest Expenses (3) / Average Assets (1) As of January 9, 2021. (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. (3) Non-interest expense excludes $21 million in prepayment penalty of FHLB advances and $11 million of costs associated with tender offer to purchase subordinated and senior note debt.

14 Strong Capital Position  Capital position remains strong  Dividend increase to $0.14 in the first quarter of 2021  Raised $375 million of tier-2 qualifying subordinated debt in Q1 2020 and $200 million in tier-1 qualifying non-cumulative perpetual preferred stock in Q4 2020  In February 2021, announced new $75 million share repurchase program  In March 2021, completed cash tender offer for $75 million of 4.50% subordinated debt and $60 million of 3.60% senior notes  Internal stress analyses indicates sufficient capital currently 8.3% 10.8% 9.8% 14.2% $836 $443 $546 $736 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk-Based Regulatory Minimums Excess(2) CAPITAL RATIOS(1)COMMENTARY 1) Preliminary regulatory capital ratios as of March 31, 2021. 2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum. Dollars are in millions.

CREDIT DISCLOSURES – ADDITIONAL DETAIL ON DEFERRALS AND SELECT INDUSTRIES (DATA AS OF MARCH 31, 2021; ALL INDUSTRY CLASSIFICATIONS BASED ON NAICS CODES)

Active COVID Deferrals(1) Continue to Decline 16 As of March 31, 2021 Commercial • At March 31, 2020, active deferrals declined to ~$153 million, or 1.1% of the commercial portfolio(2) • Majority of active deferrals are in the hospitality, entertainment, and fitness industries • Continued focus to obtain credit enhancements where appropriate to support the additional deferrals Consumer • At March 31, 2021, active deferrals and forbearance declined to ~$94 million, or 1.9%, of the consumer portfolio(3) 1) Deferrals consist of deferrals of principal and interest payments or deferrals of principal payments. 2) Includes real estate - commercial mortgage, commercial and industrial and equipment lease financing. 3) Includes real estate - residential mortgage, real estate - home equity and consumer.

17 Selected Industries With Heightened Risk Due to COVID-19 Commercial Portfolio – Selected Industries (1) (1) Commercial Portfolio consists of Commercial and Industrial, Commercial Mortgage, and Construction loans to commercial borrowers. Note: "Pass," "Special Mention" and "Substandard or Lower" are the Corporation's internal risk rating categories. Please see Note 1 - Basis of Presentation in the Corporation's Form 10-Q for the quarter ended September 30, 2020 for a description of these categories.

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

(1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized. (2) ROE is return on average shareholders’ equity determined by dividing net income for the period indicated by average shareholders’ equity, annualized. (3) Non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Income Statement Summary 19

Net Interest Income And Margin 20 NET INTEREST INCOME & NET INTEREST MARGIN(1) ~ $730 million ~ $610 million ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) AVERAGE INTEREST-EARNING ASSETS & YIELDS AVERAGE LIABILITIES & RATES (1) Using a 21% federal tax rate and statutory interest expense disallowances.

2021 Balance Sheet Restructuring 21 Why: • Reduce exposure to interest rate risk • Opportunity to reduce interest expense What: • Sold Visa Class B restricted shares - $34 million pre-tax gain • Tendered for $75 million of 4.50% subordinated debt due 2024 • Tendered for $60 million of 3.60% senior notes due 2022 • Prepaid $535 million of term FHLB advances • Sold $23 million of auction rate securities • Executed $500 million of receive-fixed, pay-variable interest rate swaps 1Q21 Impact: Non-interest income: • $34 million gain on the sale of Visa Class B restricted Shares • $.5 million loss on the sale of other securities Non-interest expense: • $33 million in debt extinguishment costs, including: ◦ $21 million in prepayment penalties of FHLB advances; ◦ $11 million of expenses associated with tender offer to purchase subordinated and senior note debt ◦ $1 million of deferred issuance costs recognized in net interest income Anticipated Future Impact: • Increase in net interest income of ~$17 million on an annualized basis • Increase in earnings per share of ~$0.08 per share on an annualized basis

Asset Quality 22 NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS PROVISION FOR CREDIT LOSSES ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE)(1) TO NPLS & LOANS ($ IN MILLIONS) (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit exposures. The company adopted ASU 2016-13 (CECL), effective January 1, 2020. (2) Non-GAAP financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

23 Non-Interest Income(1) (1) Excludes investment securities gains.

24 Non-interest Expense

Paycheck Protection Program (“PPP”) - Waves 1, 2 and 3 25 • Wave 1 & 2 applications generated $1.9 billion in funded PPP loans • Waves 1 & 2 average processing fee was 3.0% • Wave 3 applications generated $685 million in funded PPP loans through March 31, 2021; total Wave 3 PPP loan originations expected to reach between $725 and $750 million before program expiration • Wave 3 average fee was 4.5% • Wave 3 loans have a 5-year final maturity Ending Principal Balance (000's) Ending Unearned Premium Balance (000's) 1Q21 Interest Income (000's) 1Q21 Earned Premium Income (000s') Wave 1 & Wave 2 1,002,951$ 14,726$ 3,142$ 18,596$ Wave 3 685,443 30,291 936 847 Total PPP 1,688,394$ 45,017$ 4,189$ 19,443$ PPP PERFORMANCE SUMMARY (as of March 31, 2021)

2021 Outlook 26 Net interest income: $640 - $660 million Provision for credit losses: $20 - $40 million Non-interest income: $220 - $230 million Non-interest expense (1): $555 - $575 million (1) Excluding charges related to the 1Q 2021 balance sheet restructuring

APPENDIX

Average Loan Portfolio And Yields 28 Balance Yield 4Q 2020 1Q 2020 4Q 2020 1Q 2020 Real estate - commercial mortgage 7,129$ 3.15% 28$ 382$ (0.06%) (1.05%) Commercial & industrial 5,722 2.57% (133) 1,275 0.00% (1.64%) Real estate - residential mortgage 3,184 3.52% 96 514 (0.13%) (0.45%) Real estate - home equity 1,175 3.75% (37) (125) (0.16%) (0.98%) Real estate - construction 1,055 3.09% 46 125 (0.02%) (1.04%) Consumer 459 4.13% (10) (7) 0.06% (0.21%) Equipment lease financing 266 4.11% (13) (19) 0.13% (0.21%) Other (9) - 10 (25) - % - % - Total Loans 18,981$ 3.53% (13)$ 2,120$ 0.08% (0.70%) (dollars in millions) Balance From1Q 2021 Change in Yield From Note: Presented on an FTE basis, using a 21% federal tax rate and statutory interest expense disallowances. Average loan portfolio and yield are for the three months ended March 31, 2021, comparisons to December 31, 2020 and March 31, 2020. (1) include PPP balances and 1% coupon income; (2) includes quarterly accelerated PPP fees of $19 million. (1) (2)

Average Customer Funding And Rates 29 Balance Rate 4Q 2020 1Q 2020 4Q 2020 1Q 2020 Noninterest bearing demand 6,673$ - % 196$ 2,366$ - % - % Interest-bearing demand 5,832 0.08% 70 1,182 (0.02%) (0.41%) Savings 6,137 0.10% 232 1,009 (0.03%) (0.46%) Brokered 324 0.49% (16) 49 (0.04%) (1.08%) Time 2,151 1.23% (156) (610) (0.16%) (0.61%) Total Deposits 21,117 0.18% 326 3,996 (0.05%) (0.44%) Cash Management 571 0.13% (52) 143 (0.04%) (0.45%) Total Customer Funding 21,688$ 0.18% 274$ 4,139$ (0.05%) (0.44%) (dollars in millions) Average deposit portfolio and rate are for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

Non-Interest Income(1) 30 (1) Excluding investment securities gains. Q1 2021 Q4 2020 Q1 2020 Q4 2020 Q1 2020 Wealth management 17,347$ 15,653$ 15,055$ 1,694 2,292 Mortgage banking 13,960 9,311 6,234 4,649 7,726 Consumer banking: Card 5,878 5,123 4,685 755 1,193 Overdraft 2,724 3,376 4,058 (652) (1,334) Other consumer banking 2,152 2,298 2,496 (146) (344) Total consumer bank ing 10,754 10,798 11,239 (44) (485) Commercial banking: Merchant and card 5,768 5,953 5,624 (185) 144 Cash management 4,921 4,737 4,742 184 179 Capital markets 2,800 3,513 5,075 (713) (2,275) Other commercial banking 2,853 2,606 2,978 247 (125) Total commercial banking 16,342 16,809 18,419 (467) (2,077) Other 3,519 3,004 3,651 515 (132) Non-Interest Income before Investment Securities Gains 61,922 55,574 54,598 6,348 7,324 $ Change from (in thousands)

Non-Interest Expense 31 Q1 2021 Q4 2020 Q1 2020 Q4 2020 Q1 2020 Salaries and employee benefits 82,586$ 83,929$ 80,228$ (1,343)$ 2,358$ Net occupancy 13,982 13,161 13,486 821 496 Data processing and software 13,561 11,951 11,645 1,610 1,916 Other outside services 8,490 8,334 7,881 156 609 Professional 2,779 2,424 4,202 355 (1,423) Equipment 3,428 3,563 3,418 (135) 10 FDIC insurance 2,624 2,346 2,808 278 (184) Marketing 1,002 1,098 1,579 (96) (577) Amortization of tax credit investments 1,531 1,532 1,450 (1) 81 Intangible amortization 115 132 132 (17) (17) Debt extinguishment 32,163 - - 32,163 32,163 16,123 26,268 15,723 (10,145) 400 Total Non-Interest Expense 178,383$ 154,737$ 142,552$ 23,646$ 35,831$ Other (in thousands) $ Change from

Non-GAAP Reconciliation 32 Note: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Mar 31 Dec 31 Mar 31 2020 2020 2021 Return on Average Shareholders' Equity (ROE) (Tangible) Net income ava i l able to common sharehol ders 26,047$ 48,690$ 70,472$ Pl us : Intangibl e amortization, net of tax 104 104 90 (Numerator) 26,151$ 48,794$ 70,562$ Average sharehol ders' equi ty 2,337,016$ 2,544,866$ 2,637,098$ Less : Average preferred s tock - (127,639) (192,878) Less : Average goodwi l l and i ntangi ble assets (535,235) (535,474) (536,601) Average tangi bl e sharehol ders' equi ty (denominator) 1,801,781$ 1,881,753$ 1,907,619$ Return on average sharehol ders' equi ty (tangibl e), annual ized 5.84% 10.32% 15.00% Three Months Ended

Non-GAAP Reconciliation

	Years Ended						Three Months Ended		
	2015	2016	2017	2018	2019	2020	Mar 31 2020	Dec 31 2020	Mar 31 2021
Efficiency ratio									
Non-interest expense	$ 480,160	$ 489,519	$ 525,579	$ 546,104	$ 567,736	$ 579,440	$ 142,552	$ 154,737	$ 178,384
Less: Amortization of tax credit investments	-	-	(11,028)	(11,449)	(6,021)	(6,126)	(1,450)	(1,532)	(1,531)
Less: Intangible Amortization	(247)	-	-	-	(1,427)	(529)	(132)	(132)	(115)
Less: Loss on redemption of trust preferred securities	(5,626)	-	-	-	-	-	-	-	-
Less: Debt extinguishment costs	-	-	-	-	(4,326)	(2,878)	-	-	(32,163)
Non-interest expense (numerator)	$ 474,287	$ 489,519	$ 514,551	$ 534,655	$ 555,962	$ 569,907	$ 140,970	$ 153,073	$ 144,575
Net interest income (fully taxable-equivalent)	$ 518,464	$ 541,271	$ 598,565	$ 642,577	$ 661,356	$ 641,510	$ 163,970	$ 164,578	$ 167,428
Plus: Total Non-interest income	181,839	190,178	207,974	195,525	216,160	229,388	54,644	55,574	95,397
Less: Investment securities gains	(9,066)	(2,550)	(9,071)	(37)	(4,733)	(3,053)	(46)	-	(33,475)
Net interest income (denominator)	$ 691,237	$ 728,899	$ 797,468	$ 838,065	$ 872,783	$ 867,845	$ 218,568	$ 220,152	$ 229,350
Efficiency ratio	68.6%	67.2%	64.5%	63.8%	63.7%	65.7%	64.5%	69.5%	63.0%

Excluding Cost Saving Initiatives Expenses:

	Year Ended	Three Months Ended
	2020	Dec 31, 2020
Efficiency ratio		
Non-interest expense (numerator)	$ 569,907	$ 153,073
Less: cost saving initiatives expenses	(16,200)	(15,400)
Non-interest expense excluding cost saving initiatives expenses (numerator)	$ 553,707	$ 137,673
Net interest income (denominator)	$ 867,845	$ 220,152
Efficiency ratio excluding cost saving initiatives expenses	63.8%	62.5%

33

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation

	Three Months Ended					
	Mar 31 2016	Mar 31 2017	Mar 31 2018	Mar 31 2019	Mar 31 2020	Mar 31 2021
Tangible book value per share						
Shareholders' equity	$ 2,073,309	$ 2,154,683	$ 2,235,493	$ 2,301,019	$ 2,285,748	$ 2,629,655
Less: Goodwill and intangible assets	(531,556)	(531,556)	(531,556)	(535,356)	(535,171)	(536,544)
Less: Preferred stock	-	-	-	-	-	(192,878)
Tangible common shareholders' equity (numerator)	$ 1,541,753	$ 1,623,127	$ 1,703,937	$ 1,765,663	$ 1,750,577	$ 1,900,233
Share outstanding, end of period (denominator)	173,393	174,343	175,404	169,923	161,435	162,518
Tangible book value per share	$ 8.89	$ 9.31	$ 9.71	$ 10.39	$ 10.84	$ 11.69

34

FULTON FINANCIAL CORPORATION

35 Non-GAAP Reconciliation Sep 30 Dec 31 Mar 31 2020 2020 2021 Asset Quality, excluding PPP ACL - loans to adjusted total loans ACL - loans (numerator) 266,825$ 277,567$ 265,986$ Loans, net of unea rned income 19,028,621$ 18,900,820$ 18,990,986$ Less : PPP Loans (1,960,165) (1,581,712) (1,688,394) Tota l adjus ted loans (denominator) 17,068,456$ 17,319,108$ 17,302,592$ ACL - loa ns to adjusted total loans 1.56% 1.60% 1.54% Three Months Ended

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